Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-266938, 333-275988, 333-266810, and 333-263798) and Form S-8 (Nos. 333-278471, 333-271140 and 333-265516) of Rigetti Computing, Inc. (the Company) of our report dated March 7, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Spokane, Washington

March 7, 2025